-------------- [LOGO]-----------------------------------------------------------

                             GREAT AMERICAN RESERVE
                                INSURANCE COMPANY
                       2020 Live Oak, Dallas, Texas 75201
    -----------------------------------------------------------------------

Agrees to pay a life Annuity consisting of a series of monthly payments to the Annuitant, if living on the Annuity date. The dollar amounts of such payments will be determined on the basis set forth herein. The first such payment will be made on the Annuity Date and subsequent payments will be made on the corresponding day of each month thereafter during the lifetime of the Annuitant; provided that, if the Annuitant fails to survive until 120 payments have been made, such payments will be continued thereafter to the beneficiary until 120 payments in all have been made.

 Annuitant                                                       Age

 Contract No.                    Effective Date

 Owner

 Beneficiary

 The Stipulated Premium of $ _________________, is payable on the Date of Issue.

Upon receipt of due proof that the death of the Annuitant has occurred prior to the commencement of Annuity payments, We agree to pay the total accumulations of this Contract to the beneficiary.

The terms and conditions set forth on the subsequent pages hereof are part of this Contract.

Signed for Great American Reserve at Dallas, Texas on the Effective Date.


          /s/ J.R. WOODY                         /s/ WILLIAM P. TEDRAN
          ------------------------               ----------------------------
          Secretary                              President

                   STIPULATED SINGLE PREMIUM ANNUITY CONTRACT
            TEN YEAR CERTAIN LIFE ANNUITY COMMENCING AT ANNUITY DATE
                                NON-PARTICIPATING

  ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED
    ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
                      GUARANTEED AS TO FIXED DOLLAR AMOUNT.

--------------------------------------------------------------------------------

22-4026(12-85)                      Page 1

                                GENERAL DEFINITIONS
                                ================================================
               Account(s)       Stock Separate Account, Bond Separate Account,
                                Money Market Separate Account, or General
                                Account.
                                ================================================
        Accumulation Unit       A unit of measurement used to determine the
                                value of a person's interest under this contract
                                before annuity payments begin.
                                ================================================
                Annuitant       The person named under the contract whose life
                                Annuity payments are based; normally the
                                recipient of Annuity payments.
                                ================================================
Annuity Commencement Date       The date that annuity payments begin with
                                respect to the Annuitant under the terms of this
                                contract.
                                ================================================
                  Annuity       A series of periodic payments. They may be for
                                the lifetime of the Annuitant, for a fixed
                                period or for the joint lifetime of the
                                Annuitant and another person and during the
                                lifetime of the survivor.
                                ================================================
             Annuity Unit       A unit of measurement used to determine the
                                amount of an annuity payment to the person
                                receiving such payment.
                                ================================================
            Contract Year       The 12 month period starting on either the date
                                of issue or any annual anniversary thereof.
                                ================================================
            Fixed Annuity       Annuity payments, each of which remain the same
                                throughout the annuity payment period. Fixed
                                annuity payments are guaranteed by Us to their
                                amount. They are not based upon the investment
                                experience of any Separate Account.
                                ================================================
          General Account       The account of Great American Reserve Insurance
                                Company in which reserves for Fixed Annuities
                                are maintained.
                                ================================================
   "We", "Us", and  "Our"       Great American Reserve Insurance Company at our
                                Home Office at 2020 Live Oak, Dallas, Texas
                                75201.
                                ================================================
                    Owner       The individual, corporation, trust, or
                                association to whom We issue the contract.
                                ================================================
      Separate Account(s)       The different asset accounts set up by Us as
                                diversified investment companies.

                                The Separate Accounts provide the variable investment returns under this contract:

                                (a) "Stock Separate Account" is called Variable
                                    Annuity Fund.
                                (b) "Bond Separate Account" is called Variable
                                    Annuity Account C.
                                (c) "Money Market Separate Account" is called
                                    Variable Annuity Account D.
                                ================================================
       Total Accumulation       The total number of Accumulation Units
                                credited to this contract in the General Account
                                and in each Separate Account.
                                ================================================
         Valuation Period       This is the period of time from the end of one
                                business day of the New York Stock Exchange to
                                the end of the next business day. We will
                                compute the accumulation unit value and annuity
                                unit value subject to pertinent regulations and
                                Our procedures as of the end of each Valuation
                                Period.
                                ================================================
         Variable Annuity       This is as an Annuity providing for payments
                                which vary in amount in accordance with the investment experience of the Separate Accounts.
                                The Money Market Separate Account is available during the Accumulation Period only.


----------------------------------[LOGO]----------------------------------------
 22-4026(12-85)                     Page 2                      ICN 24-0261-02

                                GENERAL PROVISIONS
                                ================================================
             The Contract       The contract and the attached application form
                                the entire contract. All statements made by the Annuitant or on his behalf will, in the absence of fraud, be deemed representations and not warranties. No such statement will be used in defense of a claim under this contract unless contained in the application and a copy of such application is attached to this contract when issued. Only Our President or Secretary may change or waive the provisions of this contract, and then only in writing. No agent may change or waive any of the provisions of this contract.

                                ================================================
              Age and Sex       If the age or sex has been misstated for the
                                Annuitant (or for any beneficiary upon whose survival benefit payments are based), then benefits will be those the premium would have bought at the correct age or sex. If incorrect benefits have been paid because of the misstatement, subsequent annuity payments will be adjusted to make up or recover any underpayment or overpayment.

                                When annuity payments are based upon the
                                survival of a payee, We will require roof of the payee's age. Payments will not be due until such proof is received at your Home Office.
                                ================================================

 Ownership and Assignment       All the benefits, rights and privileges of the
                                contract belong to the Owner, but only while the Annuitant is living. Change of ownership may be made upon proper written request submitted with the contract for endorsement. No change will be recognized by Us unless it is endorsed on the contract. The change will then be effective on the date the request was signed, subject to any action taken by Us before the contract was endorsed. If the Owner named in the contract is the trustee(s) of a trust governing any pension or other benefit plan(s), then "Owner" shall include any successor trustee(s) appointed under the terms of such trust.

                                This contract may not be assigned if it is used in a qualified retirement plan as defined by the Internal Revenue Code of 1954, as amended. Otherwise, this contract may be assigned. No assignment shall be binding on Us until it is filed at Our Home Office. We assume no responsibility for the validity of any assignment. The rights of the owner or any beneficiary shall be subject to the rights of any assignee of record at Our Home Office.

                                ================================================
              Beneficiary       The beneficiary under this contract may be
                                changed unless made irrevocable by endorsement on the contract. Such a change will be made only upon proper written request received by Us. The change will take effect on the date the request is signed and the interest of any prior beneficiary will end on that date, subject to any payment made by Us prior to receipt of the request for change.

                                If more than one beneficiary has been named, the interest of any beneficiary who dies before the Annuitant will pass to the surviving beneficiary(ies). Payment ill be made equally, unless otherwise stated in the contract. If no beneficiary survives the Annuitant, the proceeds of this contract will be payable in one sum to the Owner if then living, otherwise to the estate of the Owner.

----------------------------------[LOGO]----------------------------------------

                                If the Owner has selected a settlement option, no beneficiary shall have the right to alter or assign any of the payments or to change the manner of settlement unless such right has been granted by the Owner. Except with Our consent, no settlement options will be available to any assignee or to any other than a natural person able to receive proceeds in his or her own right.

                                Unless contrary to law, neither the proceeds nor the payments under any settlement option shall be subject to any legal process to attach same for payment of any beneficiary's debts.
                                ================================================

               Death Benefit    If the Annuitant dies prior to the
                                Annuity Date, the beneficiary named in the contract will receive the value of the total accumulations under this contract upon receipt in Our Home Office of due proof of death.

                                The death benefit is payable in one sum unless
                                other provisions of settlement have been agreed
                                to in writing to Us.
                                ================================================
    Change of Contract by Us    We may change any of the terms of this contract
                                on any contract anniversary date. To do so, We
                                must give the Owner at least 90 days prior
                                written notice. It is agreed that no change
                                will: (1) affect in any way the amount of terms
                                of any Annuity effected prior to the effective
                                date of such change: (2) affect the Annuity
                                tables; (3) stipulated payments; (4) net
                                investment rate; (5) net investment factor; (6)
                                accumulation unit value; (7) annual
                                administration fee; (8) termination value; or
                                (9) surrender provisions, as those provisions
                                apply to accumulation units provided by the
                                payments made by the Owner.
                                ================================================
Change of Contract by Mutual    The Owner and We, by agreement in writing, may
      Agreement; Retroactive    change any or all of the terms of this contract.
                     Changes.   No such change may affect the amount or terms of
                                the Annuity already effected prior to the effective date of such change.

                                Despite any contract terms to the contrary. the Owner and We. by agreement in writing, may change any of the terms of this contract in order to comply with, or receive the benefit of, any federal or state statute, rule, or regulation. When applicable, such change may be retroactive to the Effective Date or any date thereafter.

                                ================================================
 Information to be Furnished    The Owner must furnish ail information which We
                                may reasonably require to administer this contract. If the Owner cannot furnish any required information, We may ask the person concerned to furnish such information. We will not be liable for any obligations in any way dependent on such information until We receive the information.

                                Incorrect information furnished to Us may be corrected except for action taken by Us to our detriment based on such information. Any records We have prepared from information furnished to Us shall be deemed evidence as to the truth of such information.

----------------------------------[LOGO]----------------------------------------

224026( 1 2-85)                    Page 4                         ICN 240261-03

                                We will accept as proof of death any of the following: (1) a CERTIFIED copy of the death certificate; (2) a certified copy of a court decree finding death; (3) a written statement from a medical doctor who attended the deceased at or near the time of death; or (4) any other proof We find satisfactory.

                                ================================================
         Facility of Payment    If any payee under this contract is, in Our
                                opinion, physically or mentally incapable of giving valid receipt for any payment due under this contract, We will make such payment to the payee's legal guardian or legal representative.
                                In the absence of legal guardian or legal representative, We may, at our option, make payments to any person(s) We deem entitled to such payments for the care and support of the payee. Any payment made by Us in accordance with this provision will fully discharge Our liability to the extent such payments are made.

                                ================================================

           Non-Participating    This contract is non-participating and will not
                                share in any of Our surplus or earnings.

                                PAYMENT AND NONFORFEITURE PROVISIONS
                                ================================================
          Stipulated Premium    The Stipulated Premium is payable at Our Home
                                Office.

                                This contract is a Stipulated Single Premium
                                Annuity contract. The Stipulated Premium is payable on the Date of Issue in an amount no less than $10,000.

                                A Stipulated Premium in excess of $250,000 may be made only upon Our approval. Such payments will be subject to the terms and conditions required by Us at that time.

                                ================================================

   Application of Stipulated    The amount of the Stipulated Premium which
 Premium; Accumulation Units    remains after deduction of any applicable
                                premium taxes is applied in the form of
                                Accumulation Units at the close of the Valuation
                                Period in which such payment is received at Our
                                Home Office. Each payment shall be applied to the General Account. Should the Owner so designate to Our Home Office on or before the Date of Issue, such payment shall be applied to one or more of the Separate Accounts. The number of Accumulation Units applied to each Separate
                                Account is computed by dividing the amount applied by the value of an Accumulation Unit at the close of that Valuation Period. Accumulation
                                Units are valued separately for each Account. As a result, an Owner who elects to have amounts accumulated in more than one Account will have Accumulation Units from several Accounts applied to his Total Accumulation. The number of Accumulation Units so computed will not be affected by any subsequent change in the dollar value of an Accumulation Unit of a Separate
                                Account.



----------------------------------[LOGO]----------------------------------------

--------------------------------------------------------------------------------


                                ================================================
           Termination Value    This contract may be terminated at any
                                time. Termination occurs when 100% of the Termination Value is withdrawn. The Termination
                                Value of this contract is equal to a portion of the Total Accumulation shown in the following chart:

                                         Completed           Percentage of
                                         Contract Year       Total Accumulation
                                             0-1                   93%
                                              2                    94%
                                              3                    95%
                                              4                    96%
                                              5                    97%
                                         Thereafter               100%

                                ================================================

         Partial Withdrawals    At any time after completion of the first
                                contract year, up to 10% of the Stipulated
                                Premium may be withdrawn free of charge.
                                Withdrawals in excess of 10% of the Stipulated
                                Premium are subject to a charge during the first
                                5 contract years. The charge on the amount withdrawn is (1) 7% the first year; (2) 6% the second year; (3) 5% the third year; (4) 4% the fourth year; and (5) 3% the fifth year. There is no charge on withdrawals of the Stipulated
                                Premium (or its Accumulated Value) held for more than 5 years. Where amounts in the Total
                                Accumulation are accumulating in more than one account, a withdrawal request must specify the Account(s) from which the withdrawal is to be made. Withdrawal will be made on a last-in, first-out basis.

                                ================================================

          Administration Fee    We will deduct an Administration Fee of $25.00
                                on each July 2nd and on the date this contract is fully surrendered or the date the Total
                                Accumulation values is applied to provide an Annuity. The deduction will be made on a last-in, first-out basis from amounts I accumulated in the General Account. if available; otherwise from a Separate Account.

                                ================================================
               Premium Taxes    To the extent that any premium taxes are
                                assessed against Us, We will pay the taxes if and when due. Such taxes will not be assessed until the contract is either surrendered or annuitized and a life option selected. If a designated period option (without a life factor) is chosen, then the tax will not be assessed.


----------------------------------[LOGO]----------------------------------------

  22-4026(12-85)                      Page 6                     ICN 24-0261-04

                                VALUATION PROVISIONS
                                ================================================
 General Account Net Rate of    The net investment rate for the General Account
                      Return    is guaranteed. Such rate for any Valuation
                                Period during the first contract year is guaranteed to be at a rate per annum, compounded annually, that is equal to Our current declared return rate as of the date We receive the Stipulated Premium at Our Home Office.

                                The guaranteed net investment rates for any Valuation Period during subsequent contract years is: (1) 6% for the second and third years;
                                (2) 4.5% for contract years four through ten; and (3) 4.5% thereafter.

                                The net investment rate for any Valuation Period subsequent to the Annuity Date is guaranteed to be at least equal to a rate of 3.5% per annum, compounded annually. We may, in addition, increase the net investment rate from time to time.

                                ================================================
  General Account Net Return    The net investment factor for the General
                      Factor    Account is the sum of 1.0 plus the net
                                investment rate for the period.

                                ================================================
        Separate Account Net    The net investment rate for any Valuation Period
             Investment Rate    of a Separate Account is equal to the gross
                                investment rate of that Account less a deduction for each day of the Valuation Period of .00003945 (an effective annual rate of 1.44%
                                Such gross investment rate is equal to: (1) the investment income and capital gains and losses
                                (both realized and unrealized) on the assets of the Separate Account less a deduction for any taxes (or reserve for such taxes), arising from the same: divided by (2) the amount of such assets of the Separate Account at the start of the period. Such gross investment rate may be either positive or negative.

                                ================================================
     Accumulation Unit Value    We will determine the value of the General
                                Account Accumulation Unit in accordance with Our established practice. Alternatively, We may, at Our option, determine the value of the portion of this contract in the General Account by accumulating the portion of the Stipulated
                                Premium allocated to the General Account at the net investment rate shown in the "Net Investment
                                Rate and Net Investment Factor" provision. The value of the Accumulation Unit in each Account on the last day of any Valuation Period is computed by multiplying such value on the last day of the preceding Valuation Period by the Separate Account net investment factor for the current Valuation Period.

                                ================================================
                Valuation of    The value of this contract's Total Accumulation
          Total Accumulation    can be found by adding the value of the
                                Accumulation Units in each Account.


----------------------------------[LOGO]----------------------------------------

                                ================================================
    Transfer Between Accounts   The Contract Owner may, prior to the Annuity
                                Date, transfer the value of the Accumulation
                                Units from one Separate Account to another
                                Separate Account, or to the General Account, or vice versa. A transfer cannot be made more than once in any three month period from any Separate
                                Account. A transfer cannot be made more than once in any six month period from the General
                                Account. Except with Our permission, no more than 20% of the value of the Accumulation Units in the General Account may be transferred at one time. No deduction for expenses will be made from the amounts transferred. Transfers will take effect based on Accumulation Unit values next computed following receipt of a written request for transfer at Our Home Office.
                                Transfers from the General Account will be made last-in, first-out basis.

                                At the Annuity Date. the value of Accumulation Units in the Money Market Separate Account will be transferred to the General Account. The Contract Owner, however, at least 30 days prior to the Annuity Date, may direct such value to be transferred to another account.

                                ================================================
        Active Lives Reserves   The Active Lives Reserve shall consist of the
                                sum of Accumulation Units in the contract for which annuity payments have not commenced.

                                ================================================
           Election of Option   The Owner may elect to have the Total
                                accumulation applied on the Annuity Date under one of the options described below. Any option must be elected in writing at least 30 days prior to an Annuitant's Annuity Date.

                                In the absence of such election, We will apply the value of the Total Accumulation on the Annuity Date to a ten year certain life annuity (as described in Option B below).

                                ================================================
          Alternative Assumed   The standard assumed investment rate shall be 3
             Investment Rates   1/2% The Owner may elect to have all variable
                                benefits payable for the Annuitant determined on an assumed investment rate of 5% in lieu of the standard rate. Such election must be made, in writing, at least 30 days prior to an Annuitant's Annuity Date. Such election will not be allowed if prohibited by the laws or regulations of the state in which this contract is issued.

                                ================================================
           Annuity Unit Value   The value of the General Account Annuity Unit is
                                fixed at $1.00. The value of a Separate Account
                                Annuity Unit is computed by multiplying the
                                value of the unit for the preceding Valuation
                                Period by: (a) .99990576 (if assumed investment
                                rate is 3 1/2% or by .99986634 (if alternate
                                assumed invest rate of 5% applies) for each day
                                of the Valuation Period; and (b) the net
                                investment factor for the tenth preceding
                                Valuation Period.


----------------------------------[LOGO]----------------------------------------

22-4026( 1 2-85)                     Page 8                      ICN 24-0261-05


                                ================================================
      Optional Annuity Forms    The amount of the first payment
                                under the options listed below will be
                                determined as shown in the "Method of
                                Calculating Annuity Payments" provision.

                                No payments will be made under Options A, B. or C prior to Our receipt of satisfactory evidence of the Annuitant's (and any joint Annuitant's) date of birth.

                                ================================================
     Option A - Life Annuity    An Annuity payable monthly during the lifetime
                                of an Annuitant, ending with the last payment
                                due prior to the Annuitant's death.

                                ================================================
Option B - Life Annuity With    An Annuity payable monthly during the lifetime
    120, 180, or 240 Monthly    of an Annuitant. If, at the death of the
         Payments Guaranteed    Annuitant, payments have been made for less than
                                the length of time selected, payments shall
                                continue for the rest of the selected period to
                                a named beneficiary. If no beneficiary is named,
                                the then present value of the current dollar
                                amount of any remaining guaranteed payments,
                                commuted on the investment rate basis, shall be
                                paid to the Annuitant's estate. Such amount will
                                be payable in one sum.

                                ================================================
   Option C - Joint and Last    An Annuity payable monthly during the joint
            Survivor Annuity    lifetime of the payee and a second payee, and
                                then during the remaining lifetime of the
                                survivor. The payments end with the last payment
                                prior to the death of the survivor.

                                ================================================

   Option D - Payment For a     An amount payable monthly for the number of
          Designated Period     years selected which may be from 1 to 30 years.
                                The number of years selected may not be less
                                than 5 years without Our prior written approval.

                                Should the payee die before the designated number of monthly payments is made, the then present value will be paid in one sum. Such present value will be the current dollar amount of the remaining number of annuity payments commuted on the basis of the investment rate(s) on which the Accumulation Units were applied to provide an annuity. If such commuted amount is at least $5,000, it may be applied under Options
                                A, B. or C. If this election is made within 5 years after the start of annuity payments, and the present value is elected to be paid in one sum, then such election shall be treated as a surrender (as shown in the "Termination Value" provision.).


----------------------------------[LOGO]----------------------------------------

                                ================================================
   Option E - Payments of a     The Total Accumulation value may be paid in
   Designated Dollar Amount     equal annual, semiannual, quarterly, or monthly
                                payments of a designated dollar amount until the
                                remaining balance is less than the amount of one
                                payment. Such designated amount may not be less
                                than $6.25 per month per $1,000 value of the
                                original amount due, nor greater than an amount
                                which would equal the value applied in less than
                                five years. The remaining balance in an Account
                                at the end of any Valuation Period is the
                                balance at the end of the previous period,
                                decreased by the amount of any payment made
                                during the period and the result multiplied by
                                the net investment factor for the period. If the
                                remaining balance at any time is less than the
                                amount of one payment, such balance will be paid
                                and will be the final payment under the option.


                                To the extent that this option is effected on a variable basis (if Federal Securities Law provides that the Owner may withdraw the remaining balance), upon such election the then remaining balance will be paid in one sum. If the balance is at least $5,000, it may be applied under Options A, B, or C. If this election is made within 5 years after the start of annuity payments, and the remaining balance is elected to be paid in one sum, then such election shall be treated as a surrender (as shown in the "Termination Value" provision).

                                ================================================
 Allocation of Variable and     The Total Accumulation may be applied to
            Fixed Annuities     provide: A Variable Annuity; a Fixed Annuity; or
                                a combination of both. Such election must be in
                                writing prior to the Annuity Date.

                                In the absence of such election, when an Annuity is effected, the value of the Total Accumulation will be applied as follows: (a) the value of the Accumulation Units in the Money Market Separate
                                Account will be transferred to the General
                                Account, combined with the value of any
                                Accumulation Units then in the General Account, and the total value applied to provide a Fixed
                                Annuity; (b) the value of the Accumulation Units in the Stock and the Bond Separate Accounts will be applied, separately, to provide a Variable
                                Annuity. Such Variable Annuity is based upon the net investment results of the respective
                                Separate Accounts.

                                ================================================
           Variable Annuity     This is an annuity providing for payments which
                                vary in amount throughout the annuity payment
                                period. The amounts are based on the net
                                investment experience of a Separate Account
                                other than the Money Market Separate Account.
                                After the first monthly payment for a Variable
                                Annuity has been computed, the number of
                                Separate Account Annuity Units is computed by
                                dividing the first monthly payment by the
                                Separate Account Annuity Unit value at the start
                                date of the annuity payments. Once Variable
                                Annuity payments have begun, the number of the
                                Annuity Units remains fixed. The method of
                                computing the unit value is described in the
                                "Annuity Unit Value" provision.


----------------------------------[LOGO]----------------------------------------

22-4026(12-85)                       Page 10                     ICN 24-0261-06

                                The dollar amount of Variable Annuity payments after the first is not fixed and may change from month to month. The amount of each Variable Annuity payment after the first is computed by multiplying the number of Separate Account Annuity Units by the Separate Account Annuity Unit value of the Valuation Period in which the payment is due.

                                Any variation in the actual mortality experience of payees from the expense and mortality assumptions used to compute the first monthly payment will not affect the dollar amount of Variable Annuity payments.

                                As to Options A, B, and C, if it would produce greater benefits, We agree that the first monthly payment under a Variable Annuity will be determined on the same mortality basis used in determining the first payment for immediate Variable Annuities being issued for this class of Annuitant at the date the first monthly payment is due under this contract.

                                ================================================
              Fixed Annuity     This is an annuity providing for payments which
                                remain fixed dollar amount throughout the payment period. Since the Account Annuity has a fixed value, payments made after the first will never be less than the first monthly payment.

                                We may, from time to time, increase the amount of General Account Annuity Units during the period of benefits. Such increase would be by action of Our Board of Directors by crediting interest earned in excess of the guaranteed rate.

                                If the guaranteed payments are less than those of Our similar Single Premium Annuity which could be purchased by the proceeds at a discounted premium rate, such larger amounts, but without excess interest, will be paid if Annuity Option A, B, or C is elected. This discounted premium rate is Our base premium rate on the due date of the first payment, adjusted for immediate first payment, less such percentage of that adjusted rate as may be provided under Our then published rules.

                                ================================================
       Frequency of Payment     Annuity payments under this contract will be
                                made monthly. If such payment would amount to less than $25.00 from any Account, We reserve the right to change the payment frequency intervals. If the annual rate of payment to any payee is less than $100, then We may make another settlement equitable to the payee. All annuity payments will be made at equal intervals on the same date.

                                METHOD OF CALCULATING ANNUITY PAYMENTS
                                ================================================
Options A, B, and C - Fixed     To compute the amount of fixed monthly annuity
           Annuity Payments     payments under these options, the value of the
                                Accumulation Units in the Account(s) which are to be applied to provide Fixed Annuity payments will be applied to the monthly payment rates
                                (shown in the Tables found in this contract) for the appropriate option; and adjusted age of the Annuitant at the date the first payment is due.
                                The adjusted age is shown in the "Applicability and Basis of Tables" provision. The Accumulation
                                Units so applied will then be cancelled.


----------------------------------[LOGO]----------------------------------------
                                    Page 11

                                ================================================
Options D and E                 The monthly annuity payments will be computed as
                                shown in the description of these options (see
                                "Optional Annuity Forms; Options D and E".)
                                Please refer to the monthly payment rates in the applicable Table. When Variable Annuity payments are elected, as each monthly payment is made, a number of Accumulation Units in the Total
                                Accumulation equal in value to the payment will be cancelled.

                                TABLES
                                ================================================
  Applicability and Basis of    The tables in this Article will be used to
                      Tables    determine the Annuity for Tables all Options.
                                Under options A and B the amount of payment will depend on the Annuitant's adjusted age at the time the first payment is due. Under Option C the amount of payment will depend on the adjusted age of each Annuitant at the time the first payment is due.

                                The Annuity Tables show for various adjusted ages the amount of the first monthly annuity payment for each $1,000 of value of the Accumulation Units of the Owner at the Annuity Date. Amounts shown in the Tables are based on investment rates of 3 1/2% and 5% per year. Amounts for ages not shown will be furnished by Us upon request.

                                The adjusted age to be used for the Table is determined as follows:

                                Calendar Year of Birth 1901 - 1915 1916 and thereafter Adjusted Age is Actual Age --- minus 1


                                Actual Age, as used above, is the Annuitant's age on the birthday nearest the date the first payment is due.

                                Amount of First Monthly Payment for Each $1,000 of Value of Accumulation Units Applied at the Annuity Commencement Date after Deducting Any Premium Taxes.

                                Second and subsequent monthly annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to dollar amount.


----------------------------------[LOGO]----------------------------------------
                                    Page 12

                                ================================================
     Amount of First Monthly    The amount of first monthly payment for each
                     Payment    $1,000 of Value of Accumulation Units applied at
                                the Annuity Commencement date after deducting any premium taxes are listed below. Second and subsequent monthly annuity payments, when based on the investment experience of a Separate
                                Account, are variable and are not guaranteed as to dollar amount.



OPTIONS A AND B                                                               SINGLE LIFE ANNUITIES
                                                                      NUMBER OF MONTHLY PAYMENTS GUARANTEED
                                 ----------------------------------------------------------------------------------------------
       Adjusted Age                     Option One                                Option Two
       of Annuitant              ----------------------------------------------------------------------------------------------
                                           None                     120                      180                      240
-------------------------------------------------------------------------------------------------------------------------------
                                     FV           V            FV         V             FV          V            FV         V
-------------------------------------------------------------------------------------------------------------------------------
            50                   $ 4.74       $ 5.64       $ 4.69      $ 5.58       $ 4.62       $ 5.50       $ 4.52    $ 5.38
            51                     4 84         5 73         4.78        5.66         4.70         5.57         4.58      5.44
            52                     4 94         5 83         4.87        5.75         4.78         5.64         4.65      5.50
            53                     5.04         5.93         4.97        5.84         4.87         5.72         4.71      5.56
            54                     5 16         6.04         5.07        5.94         4.95         5.80         4.78      5.62
            55                     5 28         6.16         5.18        6.04         5.04         5.88         4.85      5.68
            56                     5.40         6.29         5.29        6.15         5.13         5.97         4.91      5.74
            57                     5.54         6.42         5.41        6.26         5.23         6.06         4.98      5.80
            58                     5.69         6.57         5.53        6.38         5.33         6.15         5.05      5.86
            59                     5.84         6.72         5.66        6.50         5.43         6.25         5.11      5.92
            60                     6.01         6.89         5.79        6.63         5.53         6.34         5.18      5.98
            61                     6.18         7.06         5.94        6.77         5.63         6.44         5.24      6.04
            62                     6 37         7 25         6.08        6.91         5.74         6.54         5.30      6.09
            63                     6 57         7 45         6.24        7.06         5.84         6.63         5.36      6.15
            64                     6.79         7.67         6.40        7.22         5.95         6.73         5.41      6.20
            65                     7 02         7.90         6.57        7.38         6.05         6.83         5.46      6.24
            66                     7 27         8.15         6.74        7.54         6.15         6.93         5.51      6.29
            67                     7.54         8.42         6.91        7.71         6.26         7.02         5.55      6.32 |
            68                     7.83         8.71         7.10        7.89         6.35         7.11         5.59      6.36 |LOGO
            69                     8.14         9.02         7.28        8.06         6.45         7.20         5.62      6.39 |
            70                     8.48         9.36         7.47        8.24         6.54         7.28         5.65      6.42
            71                     8.84         9.72         7.66        8.43         6.62         7.36         5.68      6.44
            72                     9.23        10.12         7.85        8.61         6.70         7.43         5.70      6.46
            73                     9.65        10.54         8.04        8.79         6.77         7.50         5.71      6.47
            74                    10.11        11.00         8.23        8.97         6.83         7.56         5.72      6.48
            75                    10.61        11.50         8.41        9.14         6.88         7.61         5.72      6.49

 The FV columns above assume a net investment rate of 3 1.2% per annum. Amounts for ages not shown will be provided on request. The V columns above assume a net investment rate of 5% per annum.

----------------------------------[LOGO]----------------------------------------
22-4026(12-85)                          Page 13                    ICN 240261-08

 OPTION C                                            JOINT AND LAST SURVIVOR ANNUITY
                                                     Adjusted Age of Primary Annuitant

    Adjusted Age            Age 45            Age 50            Age 55            Age 60             Age 65            Age 70
    of Secondary         FV        V       FV        V       FV         V       FV        V       FV        V        FV        V
     Annuitant
         36            $3.68    $4.62    $3.74    $4.67     $3.77    $4.71    $3.80    $4.74    $3.82    $4.76     $3.83    $4.77
         41             3;81     4.73     3.89     4.80      3.95     4.86     4.00     4.91     4.04     4.95      4.06     4.98
         46             3.93     4.83     4.05     4.94      4.15     5.04     4.24     5.13     4.30     5.19      4.35     5.24
         51             4.03     4.93     4.21     5.09      4.37     5.24     4.51     5.37     4.62     5.49      4.70     5.57
         56             4.13     5.02     4.35     5.22      4.58     5.44     4.80     5.65     4.99     5.83      5.14     5.99
         61             4.20     5.09     4.47     5.34      4.78     5.63     5.09     5.93     5.39     6.22      5.65     6.48
         66             4.25     5.15     4.57     5.44      4.94     5.79     5.36     6.19     5.81     6.62      6.23     7.04
         71             4.29     5.19     4.64     5.51      5.07     5.92     5.59     6.42     6.19     7.00      6.83     7.63
         76              --       --      4.68     5.57      5.15     6.02     5.75     6.60     6.50     7.32      7.37     8.18
         81              --       --      4.71     5.60      5.21     6.08     5.87     6.72     6.72     7.56      7.81     8.63

  OPTION D

                                               PAYMENT FOR A DESIGNATED PERIOD

 Years of          Amount of          Years of          Amount of      Years of       Amount of
 Payments           Payment           Payments           Payment       Payments        Payment
                  FV          V                      FV         V                   FV         V
      1        $84.65      $85.21        11         $9.09     $9.77       21        $5.56     $6.33
      2         43.05      43.64         12          8.46      9.16       22         5.39     6.17
      3         29.19      29.80         13          7.94      8.64       23         5.24     6.02
      4         22.27      22.89         14          7.49      8.20       24         5.09     5.88
      5         18.12      18.74         15          7.10      7.82       25         4.96     5.76
      6         15.35      15.99         16          6.76      7.49       26         4.84     5.65
      7         13.38      14.02         17          6.47      7.20       27         4.73     5.54
      8         11.90      12.56         18          6.20      6.94       28         4.63     5.45
      9         10.75      11.42         19          5.97      6.71       29         4.53     5.36
      10         9.83      10.51         20          5.75      6.51       30         4.45     5.28

  The FV and V columns above assume a net investment rate of 3 1/2% and 5% per annum, respectfully.

  Amounts for periods not shown will be provided on request.

----------------------------------[LOGO]----------------------------------------
22-4026(12-85)                       Page 14                     ICN 24-0261-09

                       ADDITIONAL CONTRACT SPECIFICATIONS

                            Guaranteed Rate of Return
                                       For
                          General Account Accumulations

    The rate of return for any valuation period prior to and including the Annuity Date is guaranteed to be at least equivalent to the rate of return per annum compounded annually (as specified below):

           Payments received during the first contract year will be credited with interest at a rate no less than ____% for the unexpired term of the first contract year.

           Payments received during the second and third contract year will be credited with interest at a rate no less than 6% for the unexpired term of the second and third contract year.

           Payments received subsequent to the third contract year will be credited with interest at a rate no less than 4.5% for subsequent contract years beyond the third contract year.

    The rate of return applicable to this contract for any valuation period subsequent to the Annuity Commencement Date is guaranteed to be at least equivalent to a rate of return of 3 112% per annum compounded annually.

    The Company may increase the applicable guaranteed rate of return shown above from time to time.

----------------------------------[LOGO]----------------------------------------
22-4026( 1 2-85)                    Page 15                      ICN 24-0281-10

----------------------------------[LOGO]----------------------------------------
                             GREAT AMERICAN RESERVE
For prompt service address all correspondence to the Administrative Office
                   2020 Live Oak Street, Dallas, Texas 75201















                   STIPULATED SINGLE PREMIUM ANNUITY CONTRACT
            TEN YEAR CERTAIN LIFE ANNUITY COMMENCING AT ANNUITY DATE
                                NON-PARTICIPATING